                                                          Registration No. 333-

      As filed with the Securities and Exchange Commission on June 18, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             CASH TECHNOLOGIES, INC.
               (Exact name of Registrant as specified in charter)

                Delaware                          95-4558331
        (State or other jurisdiction                   (I.R.S. Employer
        of incorporation or organization)         Identification Number)

                             1434 West 11/th/ Street
                          Los Angeles, California 90015
                                 (213) 745-2000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            -------------------------


                            -------------------------

                                  Bruce Korman
                      President and Chief Executive Officer
                             1434 West 11/th/ Street
                          Los Angeles, California 90015
                                 (213) 745-2000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                 With copies to:

                             Brian C. Daughney, Esq.
                            Goldstein & DiGioia, LLP
                              369 Lexington Avenue
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______

      If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

-----------------------

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================

                                                                  Proposed           Proposed
                                                                  Maximum            Maximum           Amount
Title of Each Class of                      Amount to be          Offering           Aggregate           of
Securities Being                             Registered           Price Per          Offering       Registration
Registered                                                        Share(1)           Price(1)            Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par                        75,000              $ 1.00            $ 75,000          $   6.9
value.............
----------------------------------------------------------------------------------------------------------------
Total.............                             75,000              $ 1.00            $ 75,000          $   6.9

================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(h)(1), this figure is based upon the average of the high and low prices paid for a share of the Company's common stock on June 14, 2002, as reported on the American Stock Exchange ($1.00 per share).

                           ---------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

RE-OFFER
P R O S P E C T U S
-------------------

                          75,000 Shares of Common Stock

                             CASH TECHNOLOGIES, INC.

         We are registering for resale an aggregate of 75,000 shares of common stock, $.001 par value of Cash Technologies, Inc., which shares have been issued by us to the person named under the heading selling shareholders. The selling shareholder has served as consultants to us and has received the shares in consideration for services.

         Our Common Stock is listed on the American Stock Exchange under the symbol "TQ". On June 14, 2002, the high and low prices for the Common Stock as reported by the American Stock Exchange $1.25 and $ 1.00, respectively.

         We will not receive any proceeds from the sale of the shares by the selling security holder.

         The shares may be sold from time to time by the selling security holder, or by his transferees. No underwriting arrangements have been entered into by the selling security holder. The distribution of the shares by the selling security holder may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holder in connection with such sales. The selling security holder and intermediaries through whom such shares are sold may be deemed underwriters within the meaning of the Act, with respect to the shares offered.

         PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 10 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF COMMON STOCK.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 18, 2002

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
AVAILABLE INFORMATION .....................................................        3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...........................        3

PROSPECTUS SUMMARY ........................................................        5

THE COMPANY ...............................................................        5

THE OFFERING ..............................................................       10

RISK FACTORS ..............................................................       11

SELLING SECURITY HOLDERS ..................................................       25

DESCRIPTION OF SECURITIES .................................................       26

PLAN OF DISTRIBUTION ......................................................       27

REPORTS TO SHAREHOLDERS ...................................................       28

LEGAL MATTERS .............................................................       28

EXPERTS ...................................................................       28

ADDITIONAL INFORMATION ....................................................       29

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS ................................       30

SIGNATURES ................................................................       34

                              AVAILABLE INFORMATION

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information that we file with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

     We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered by this re-offer prospectus. This re-offer prospectus does not contain all the information set forth in or annexed as exhibits to the registration statement. For further information with respect to our company and the shares of common stock offered by this re-offer prospectus, reference is made to the registration statement and to the financial statements, schedules and exhibits filed as part thereof or incorporated by reference herein. Copies of the registration statement, together with such financial statements, schedules and exhibits, may be obtained from the public reference facilities of the Commission at the addresses listed above, upon payment of the charges prescribed therefore by the Commission. Statements contained in this re-offer prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents, each such statement being qualified in its entirety by such reference. Copies of such contracts or other documents, to the extent that they are exhibits to this registration statement, may be obtained from the public reference facilities of the Commission, upon the payment of the charges prescribed therefore by the Commission.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by Cash Technologies with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

     1. Our Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2001, including information specifically incorporated by reference into our Form 10-KSB from our definitive Proxy Statement.

     2. A description of our common stock contained in our registration statement on Form 8-A filed July 2, 1998.

     3.   Our Form 10-QSB for the quarter ended August 31, 2001.

     4.   Our Form 10-QSB for the quarter ended November 30, 2001.

     5.   Our form 10-QSB for the quarter ended February 28, 2002.

     Each document filed subsequent to the date of this prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and shall be part hereof from the date of filing of such document.

     All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Cash Technologies, Inc., 1434 West 11/th/ Street, Los Angeles, California 90015, telephone (213) 745-2000, Attention:
Edmund King, Chief Financial Officer.

                               PROSPECTUS SUMMARY

     The following summary is intended to set forth certain pertinent facts and highlights from material contained in the our annual report on Form 10-KSB for the fiscal year ended May 31, 2001 (the "Form 10-KSB") and our quarterly report on Form 10-QSB for the quarter ended August 31, 2001, November 30, 2001 and February 28, 2002 (Collectively, the "Forms 10-QSB"), incorporated by reference into this prospectus.

                                   THE COMPANY

Introduction

     Cash Tech, was incorporated in Delaware in 1995 and operates through its wholly-owned subsidiaries, National Cash Processors, Inc., a Delaware corporation, incorporated in May, 1994, which became a subsidiary of the Company in January, 1996, CoinBank Automated Systems, Inc., a Delaware corporation, incorporated in November, 1995, and CoinBank Automation Handels GmbH, Salzburg, Austria. In December, 2001 we incorporated a new subsidiary named Cintelia Systems, Inc. Unless the context otherwise requires, references herein to "we" or "us" refers to Cash Technologies, Inc., and its wholly-owned subsidiaries, National Cash Processors, Inc., CoinBank Automated Systems, Inc., Cintelia Systems, Inc. and CoinBank Automation Handels GmbH, Salzburg, Austria. Our address is 1434 West 11/th/ Street, Los Angeles, California 90015. Our telephone number is (213) 745-2000.

     Since April 3, 2000 the Company's Common Stock has been listed on the American Stock Exchange under the symbol "TQ", and on June 3, 2002, the closing price of the Common Stock was $1.50. From the date of our initial public offering on July 8, 1998 through March 31, 2000, the Company's Common Stock was listed for trading on the Nasdaq SmallCap Market under the symbol "CHNG".

     Our business model has evolved over the last two years from a business based upon currency processing in our Los Angeles facilities and retail coin processing through our CoinBank machines, to a business based upon our proprietary transaction processing technology called E-commerce Message Management Architecture, or EMMA. Although we intend to continue limited operations in our original two lines of business, much of our operations in the last two years have been refocused upon development of EMMA and marketing of this new transaction processing technology. We anticipate most of our future marketing efforts will be based upon the EMMA technology.

     EMMA is designed to interface with our various e-commerce partners and to seamlessly connect with financial networks, particularly the four main channels through which trillions of dollars in commerce are transacted each year:

     (1) the ATM network;
     (2) the credit card network;
     (3) the Automated Clearing House (ACH) network; and
     (4) cash.

     The EMMA transaction processing system allows individuals with no ATM card or credit card to access these four channels and obtain the expanded number of services that are offered through them, and not otherwise easily accessible. For consumers, EMMA will result in access to these services and products through ATM machines and Point of Sale terminals located at retail outlets, including supermarkets, general merchandisers and convenience stores and others. Utilization of EMMA will allow retail establishments such as grocery supermarkets, banks, brokerage firm offices, check cashing establishments and other commercial outlets to provide consumers with greater financial services which may result in increased revenues to such establishments. For transactions processed through EMMA, we intend to receive a transaction fee.

     To date, we have not generated any revenue from our EMMA technology. There can be no assurance that we will be successful in generating any revenue.


Commercial Cash Processing Services

Cash Processing Facility

     Cash Tech operates a cash processing facility in Los Angeles, California, where it counts currency, which it purchases in bulk from Los Angeles Metropolitan Transit Authority at a small discount from face value. The contract with the Los Angeles MTA constitutes all of our coin processing business. We then sort, wrap and resell the currency to various retail customers at face value plus a small fee or deposits it at face value at the Federal Reserve Bank for credit to our account. During the fiscal year ended May 31, 2001, we counted $22,606,358 and derived net revenues of $361,940 from its cash processing business. During the nine months ended February 28, 2002, Cash Technologies counted $10,076,531 and derived net revenues of $152,376 from its cash processing business. We currently have six (6) employees engaged in this business. The Company's contract with the Los Angeles County Metropolitan Transit Authority (LACMTA) to count currency expires on June 30, 2002 and there can be no assurance that LACMTA will renew the agreement, which may result in a significant reduction in the Company's gross and net revenue.


Cash Processing Security

     Our operations are substantially dependent on maintaining the security of the currency transported to our facility and stored on our premises. Our currency processing facility is located in a secured building.

     The physical security systems in place at our facility have been rated "AA" (the same top rating maintained by most bank and armored car cash vaults) by Underwriters Laboratories, Inc., which rating will remain effective until at least 2002, so long as we maintains its present monitoring procedures. Although we believe that it has in place adequate security systems and procedures to safeguard its quantities of currency, there can be no assurance that our systems and procedures will be sufficient to ensure against robbery, embezzlement or other losses.

     We maintain insurance against losses on its premises, including those due to theft or embezzlement by independent contractors or our employees, up to an aggregate amount of $3,000,000. Though we believe that it can increase the amount of such coverage if needed with a corresponding increase in premium payments, there can be no assurance that such insurance will provide us with an adequate level of coverage in the event of any loss, or that it will be renewed or increased in the future as needed, on commercially reasonable terms or at all. Moreover, we may experience an unanticipated loss not covered by such insurance. Partially or completely uninsured losses, if of sufficient magnitude, could have a materially adverse effect on our business and results of operations. We also maintain insurance for off-site theft of coin from and damages to our CoinBank machines.

CoinBank Machines Business

CoinBank Machine Features

     In December 1995, we commenced developing and marketing CoinBank machines, automated self-service coin counting and processing machines designed to accept and count loose coins for a fee. The CoinBank machine is a freestanding machine that incorporates hardware and electronic components and certain software. We have developed three different CoinBank machine models, with variations in coin storage capacity, customer interfaces and external appearance.

     The CoinBank machine calculates the gross value of each batch of coins placed into it by a customer deducts a percentage of the gross batch total (typically 7 1/2% to 9%) and prints out a receipt for the net amount. The customer can bring the receipt to a teller window in a financial institution, or cashier; in the case of a retail location, for deposit to a bank account or in exchange for currency or goods. The CoinBank(R) machine is also capable of being linked to the ATM network in order to permit customers to directly deposit funds to a bank account.

     During the current fiscal year, our market analysis for self-service coin counting machines indicated that retailers were demanding higher profit margins from the operation of these devices than that is being offered through the "free-placement" business model. We concluded that our free-placement program should be supplanted by direct sales of these machines to retail store chains and removed substantially all of our free-placement machines from operation.

CoinBank(R) Machine Assembly and Supply

     We are dependent on third-party manufacturers for the production of the components incorporated into CoinBank(R) machines and currently purchases substantially all of its requirements of specially designed or modified components from single source suppliers. We purchase certain of these components pursuant to open purchase orders placed from time to time in the ordinary course of business. Although we currently believe that alternative sources for these components are readily available, failure or delay by any manufacturer in providing components to us on commercially reasonable terms, or at all, in the absence of readily available alternative sources, could result in interruptions in our ability to continue its assembly and installations of CoinBank(R) machines and have a material adverse effect on our operations.

     We currently contract with one of our suppliers to fabricate the housing and integrate the components of CoinBank(R) machines, including software that is proprietary to us.

Recent Events

Formation of New Subsidiary and Business Line

     In December 2001, we incorporated a new subsidiary named Cintelia Systems, Inc. to market a suite of security products and provide professional services and custom development for specific security requirements, which are being marketed under the trade name PRISM(TM) (Predictive Identification and Security Manager). PrISM(TM) products use biometric and risk analysis technologies for critical security applications including physical security and high-risk financial transactions and our EMMA technology allows linkage between the computer and technology systems of various agencies and institutions. The need to reliably identify individuals and reduce identity fraud has been highlighted by the global war on terrorism. Biometric identification devices are useful in this effort, however they are only as useful as the data they acquire can be evaluated and managed. Therefore EMMA's flexible architecture and rapid processing techniques gives PrISM proprietary advantages over less sophisticated approaches. As a result of the events of September 11, 2001, various agencies of the federal government, including the Immigration and Naturalization Service
(INS), the Federal Aviation Administration (FAA), the Office of Homeland Security, Department of Defense and others, including state and local agencies, are evaluating security technologies and systems to meet the extraordinary requirements created by these recent events. We are engaged in discussions with these agencies and other government entities through our Cintelia subsidiary to determine which products would best serve their evolving needs. There can be no assurance that we will be successful in negotiating any definitive agreement or transaction with these various entities.

Private Placement

     Effective February 22, 2002, we completed a private placement of our securities with one of our shareholders. GunnAllen Financial Corp, a registered broker dealer, served as placement agent for the transaction, which was intended to comply with Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D thereunder. We sold a unit for gross proceeds of $750,000. The unit was comprised of 576,923 shares of common stock and warrants to purchase 150,000 shares of common stock. In addition, we paid a commission of 8% of the gross proceeds to GunnAllen Financial Corp and issued to GunnAllen Financial (or its affiliates) an aggregate of 40,000 common stock warrants. The shares sold to the investors, as well as the shares underlying the warrants issued to the investor and to GunnAllen Financial are included for resale by the holders in the registration statement of which this prospectus forms a part. Furthermore, during the quarter ended February 28, 2002, there was a deemed dividend expense of $123,077 recognized in conjunction with the warrants issued in this offering. The Company received net proceeds of $685,000 in conjunction with this offering.

GE Loan Waiver

     In 1997, we entered into a credit agreement with GE Capital Corporation ("GE") pursuant to which we borrowed funds for the purchase of CoinBank component equipment, working capital and general corporate purposes. The line was originally secured by a lien on certain of our CoinBank machines. Amounts borrowed under the GE credit facility originally bore interest at 9.0% per annum, payable over a period of 60 months, subject to certain pre-payment penalties. We were required to make monthly payments of principal and interest on this line of credit, currently approximately $120,000. On June 29, 2000, we obtained a waiver from GE with respect to certain terms of the credit facility and certain repayment terms were amended. As of the end of our last fiscal year (May 31, 2001) there was approximately $3,080,003 of principal outstanding.

     As of August 30, 2001 (the end of the first fiscal quarter for the 2002 fiscal year) we were in default of the GE credit facility and there was $3,352,070 in interest and principal due and outstanding. On September 12, 2001, we entered into an agreement with GE to defer principal payments on the debt for twelve (12) months and to defer interest payments for six (6) months. Under this waiver agreement, both interest and principal will commence amortizing upon the earlier of (i) completion of a public stock offering, or (ii) after twelve months. As consideration for the waiver and extension, we agreed with GE to increase the principal portion of the loan by $500,000. If we repay the loans in full within twelve (12) months, then $400,000 of the $500,000 increase will be reduced. We also agreed to grant GE a lien on all of our CoinBank machines subject to any pre-existing liens, including liens in favor of the note holders from our January 2000 private offering, provided, however, GE would be granted a first lien and security interest on all CoinBank machines in inventory. The waiver agreement with GE was subject to our obtaining the consent from our note holders by December 31, 2001 for the first lien on the CoinBank machines to be granted to GE. We received consents from holders of only $2,162,000 principal amount of a total of $3,362,000. As a result, we are not in compliance with the waiver agreement entered into with GE.

Note Restructuring

In January 2000 we completed a private placement offering of convertible notes and warrants under Section 4(2) of the Securities Act of 1933. The offering consisted of units, each unit comprised of a secured convertible promissory note in the principal amount of $50,000, bearing interest at the rate of 10% per annum and Series B Redeemable Warrants to purchase 5,000 shares of common stock. GunnAllen Financial, Inc., one of our investment bankers and an underwriter in our initial public offering, was engaged as placement agent for this offering. We received gross proceeds from this offering of $3,362,000 from the sale of $7.2 Units. As a result of this offering we issued notes in the aggregate principal amount of $3,362,000 and 336,200 Series B Common Stock Purchase Warrants The notes were originally convertible into our Common Stock at the conversion rate of $9.50 per share. The Series B Warrants were originally exercisable at a price of $13.00 per share. The notes were originally due and payable on July 31, 2001. The notes were secured by a first priority lien on all of our assets.

      In October 2001, as a result of our need for funds and our low stock price, and our inability to repay the notes, the Board of Directors determined that it was in our best interests to make and offer to the note holders in order to restructure the terms of the notes. Under the terms of this restructuring, we proposed as follows:

   . The maturity date of the original notes would be extended to July 31, 2003. Payment of interest accruing after July 31, 2001 to the maturity date and principal would be paid at the new maturity date;

   . Accrued interest from the original date of the notes through July 31, 2001 would be added to the principal amount outstanding on the notes;

   .  Any and all default interest due under the notes would be waived in full;

The Series B Warrants originally issued to the holders of the original notes would be amended to provide as follows:

   . If exercised prior to November 30, 2001, the exercise price will be $1.35 per share;

     . If exercised after November 30, 2001 but prior to January 15, 2002, the exercise price will be $2.20 per share; and

     . If exercised after January 15, 2002, the exercise price will be permanently reduced to $4.50 per share.

     . The exercise period of the Series B warrants would be extended to equal five years from July 31, 2001 to July 31, 2006.

     . For each warrant received in connection the original note subscription, the note holder would receive a new warrant, with terms equal to the original Series B Warrants, as amended above.

         The offer was valid initially through December 31, 2001 and later was extended to January 31, 2002. Noteholders who agreed to the exchange after December 31, 2001, but prior to January 31, 2002 would not be entitled to the applicable warrant price adjustments described above.

         Any and all security interests granted to the note holders in the Company's existing CoinBank machines and related equipment existing as of the date hereof would be subordinated and deemed junior to the security interests of GE Capital.

         Noteholders were also requested to agree that the lien and security interest previously granted to them under the notes be subordinate to a lien and security interest in favor of a proposed lender to the Company who has proposed to lend to the Company up to $250,000 provided the funds lent are used solely in connection with our cash processing business with the Los Angeles Metropolitan Transportation Authority ("LAMT"). In April 2002, the Company obtained a loan of $150,000 for the LMAT cash-processing contract.

         As of December 31, 2001, we had received acceptances from holders of $2,162,000 of the notes outstanding. No noteholders accepted the offer after December 31, 2001.
                                       9

                                  THE OFFERING

Common Stock outstanding prior to
Offering (1)..............................   6,019,133

Shares being offered for
Sale by selling security holder...........   75,000

Common Stock outstanding after
the Offering..............................   6,074,133

Risk Factors..............................   This Offering involves a high
                                             degree of risk. See "Risk Factors."

Use of Proceeds...........................   All of the proceeds of this
                                             offering will be paid to the
                                             respective Selling security holder
                                             and none of the proceeds will be
                                             received by our company. See "Use
                                             of Proceeds."

AMEX
Market Symbol.............................    TQ

---------------

(1) As of June 18, 2002.  Does not include:

    . 775,887 shares reserved under our company's Stock Option Plan of which 767,429 options are issued and outstanding.

    . 150,000 shares reserved under our company's Non-Executive Director Plan of which 90,000 options are issued and outstanding.

    . Up to approximately 3,060,560 shares reserved for issuance upon exercise of outstanding warrants.

    . Up to approximately 353,894 shares reserved for issuance upon conversion of $3,362,000 principal amount of convertible notes, with a conversion price of $9.50 per share

    . Up to 2,337,254 shares reserved for issuance upon conversion of convertible preferred stock.

                                  RISK FACTORS

         An investment in the securities offered hereby involves a high degree of risk. The following factors, in addition to those discussed elsewhere, should be considered carefully in evaluating our business and us. An investment in the securities is suitable only for those investors who can bear the risk of loss of their entire investment.

         Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Cash Technologies, Inc. desires to avail itself of certain "safe harbor" provisions of the 1995 Reform Act and is therefore including this special note to enable the Company to do so. In addition to historical information, the information included in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to our capital resources, performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. Such forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

         The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

         - our significant and immediate need for working capital;
         - market acceptance of our products;
         - technological restrictions upon development;
         - our limited marketing experience;
         - the uncertainty of product development, including our EMMA technology,
         - our dependence upon new technology,
         - our need for qualified management personnel; and
         - the effect of competition.

         Our success also depends upon economic trends generally, governmental regulation, legislation, and population changes. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only. We assume no obligation to update forward-looking statements. See also our reports filed from time to time with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act.

Risks Related to Our Financial Condition

         We have a history of incurring losses, which have resulted in our independent accountants' issuing opinions containing doubts about our ability to continue as a going concern.

         We have incurred losses since our inception. For the last two fiscal years ended May 31, 2001 and 2000, we sustained net losses of $4,255,570 and $6,639,901, respectively. At May 31, 2001 we had a deficit of $6,402,341 resulting from, among other things, the reclassification of $3,452,070 of GE Capital debt and $3,362,000 of secured convertible promissory notes to short-term debt. At February 28, 2002,we had a working capital deficit of $10,272,401 and were in default in debt in the principal amount of approximately $6,692,003. On May 1, 2002, we had available cash of approximately $308,000. Our capital requirements have been and will continue to be significant, and our cash requirements have exceeded cash flow from operations since inception. We are in dire need for capital to continue to operate. We have been dependent on the proceeds of our initial public offering in July 1998, and private placements of our securities since then of our debt and equity securities to satisfy our working capital requirements. We will be dependent upon the proceeds of future private placement offerings or other public offerings to fund development of the EMMA technology, our short-term working capital requirements, to fund certain marketing activities and to continue implementing its business strategy. There can be no assurance we will be able to raise necessary capital. In their reports accompanying our audited financial statements for the fiscal years ended May 31, 2001 and 2000, our independent auditors included an explanatory paragraph wherein they expressed substantial doubt about our ability to continue as a going concern. We expect that the report accompanying the audited financial statements for the fiscal year ending May 31, 2002, will again include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. During the current fiscal year, we have continued to generate losses and will continue to incur losses for the foreseeable future.

         We have generated limited revenues since our inception, and do not expect to generate significant revenues within the next fiscal year. For the fiscal year ended May 31, 2001 and the nine months ended February 28, 2002, we had net revenue of only $491,180 and $259,142, respectfully.

         We have an immediate need for capital and if we are unable to obtain the financing we need, our business may fail.

         For the fiscal year ended May 31, 2001 and nine months ended February 28, 2002 we had outstanding liabilities of approximately $9,596,006 and $11,107,448 respectfully, which debts we are unable to repay. In the event that our plans or assumptions relating to our operations change or prove to be inaccurate or if the net proceeds of future private placements or other public offerings together with revenues generated from operations prove to be insufficient (due to, among other things, unanticipated expenses, increased competition, unfavorable general economic conditions, decreased demand for our products and services, inability to successfully market its products, or other unforeseen circumstances), we could be required to seek other alternatives. We currently require and expect over the next fiscal year to continue to need substantial additional capital in order to continue operations. There can be no assurance that additional financing from any source will be available to we when needed, on commercially reasonable terms, or at all. To the extent that we obtain additional financing through the issuance of additional equity securities, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issues debt securities, we will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed, will have a material adverse effect on us that could require us to significantly curtail or possibly cease our operations. We have notes outstanding of approximately $3,362,000 principal amount, of which approximately $1,200,000 are in default. We also owe approximately $3,756,070 to G.E. Capital, which we are also unable to repay at this time on the original terms. There can be no assurance that GE Capital or the noteholders will not declare an event of default and demand immediate payment or seek to attach our assets, including our patented technology.

         Any additional financing that we may obtain may substantially dilute the interests of our shareholders.

         To the extent that we obtain additional financing through the issuance of additional equity securities in the future, any such issuance may involve substantial dilution to our then-existing stockholders. Additionally, to the extent that we incur indebtedness or issue debt securities, we will be subject to all of the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. Any inability to obtain additional financing when needed, will have a material adverse effect on us that could require us to significantly curtail or possibly cease our operations.

         We may not fully recover the carrying value of our CoinBank machines held for sale.

         We currently are holding for sale approximately 301 CoinBank machines, which have a carrying value of approximately $1,136,404 at February 28, 2002. Although we have been in discussions with several parties pertaining to the sale of these machines, to date we have not received any acceptable offers. We are currently reviewing the carrying value of these machines to determine if an accounting impairment exists. If we conclude that such impairment exists, this could give rise to a substantial expense, which would increase our reported losses. During the nine months ended February 28, 2002 we sold 11 of these machines and we are currently attempting to identify parties interested in acquiring the remaining units.

         Our assets serve as collateral for various loan obligations and therefore may not be available for distribution to shareholders in the event of liquidation.

         We have previously granted security interests in all of our assets to various lenders, including the holders of the notes in the principal amount of $3,362,000 issued in our placement that was completed in January 2000 and liens in favor of General Electric Capital Corporation pursuant to a Master Security Agreement originally entered into in May 1997. Certain of our CoinBank machines secure the General Electric loan. As of February 28, 2002, we were indebted to General Electric Capital Corporation in the amount of approximately $3,756,070 including interest, al of which was in default. Effective as of September 29, 2000, we renegotiated the terms of repayment of the General Electric loan, providing for no payments of principal until March 1, 2002. In the event of a default by we on its secured obligations, a secured creditor could declare our indebtedness due and foreclose on the assets securing the defaulted indebtedness. As a result of the existing liens, we are unable to further obtain credit by securing our assets. Further, as a result of the security interests, creditors would be entitled to collect upon the assets prior to any distribution being available to holds of our Common Stock.

         We are dependent upon revenue generated through our Los Angeles County Metropolitan Transportation Authority and our current contract expires in May 2002.

         A majority of our present revenue is derived from its agreement with the Los Angeles County Metropolitan Transportation Authority. During the fiscal year ended May 31, 2001 and the nine months ended February 28, 2002, we derived net revenues of $332,869 and $152,376, respectively from this contract. This contract expires in May 2002. In the event that this agreement is not extended, the loss of these revenues would have a negative and material impact on revenue and earnings. There are no assurances that the contract will be renewed.

         Risks Related to Our Cash Processing and CoinBank Businesses If our products and services do not achieve market acceptance, our business will be harmed.

         The demand for and market acceptance of our currency processing services are also subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. Commercial establishments and individuals may elect to utilize other methods which they believe to be less costly or possess other advantages over our cash processing services, including establishing their own cash counting and processing operations, or otherwise refraining from seeking to dispose of excess cash. Our primary customer for our cash processing services, the Los Angeles County Metropolitan Transportation Authority, may elect not to renew its contract which presently ends on May 31, 2002, in which event we might choose to discontinue all currency processing operations. The primary revenue generated to date for we have been through our cash processing and CoinBank sales activities.

         We face substantial security risks in our business for which we may not be fully insured.

         Our cash processing operations are substantially dependent upon maintaining the security of the inventories of coin and currency transported to our cash processing facility and held on our premises. We have obtained insurance for on-site and off-site theft of cash from our facilities and machines, and we maintain insurance against losses, including those due to theft or embezzlement by independent contractors or our employees. This insurance, however, may not provide us with an adequate level of coverage in the event of any loss and it may not be renewed or increased in the future as needed, on commercially reasonable terms or at all. Moreover, we may experience an unanticipated loss not covered by such insurance. Partially or completely uninsured losses, if of sufficient magnitude, could have a material adverse effect on our business and results of operations. Although we believe that we have in place adequate security systems and procedures to safeguard the currency processed at our cash processing facility, our systems and procedures may not be sufficient to ensure against theft, embezzlement or other losses.

         We are dependent on third-party manufacturers.

         We are substantially dependent on the ability of the independent contractors we hire to build our CoinBank machines. We do not manufacture our CoinBank machines. As a result, we are dependent upon third parties for the manufacture of our machines, we cannot control the price or timing of availability of machines for resale and this reliance upon third parties may affect our ability to market and sell the machines to our customers at a competitive price or to satisfy delivery requirements demanded by our customers.

         We are in litigation with a supplier of technology related to our CoinBank(R) machines.

         We have commenced a lawsuit against Geld Bearbeitungs Systeme GES.M.B.H., an Austrian entity which had been manufacturing certain of our CoinBank(R) machines. Pursuant to licensing and manufacturing services and distribution agreements with Geld, we have the exclusive worldwide right, except for sales to certain Austrian financial institutions, to use the technology, which is incorporated in the equipment, manufactured by this supplier. We had previously entered into a letter of intent to acquire Geld to secure our access to the exclusive technology and certain disputes have arisen regarding the acquisition and licensing agreements between the parties. We instituted the suit to enforce certain licensing rights under our agreements and to enforce the acquisition letter of intent. The termination of our agreement with Geld would likely lead to the termination of our exclusivity with respect to such technology.

         We have a limited customer base and the loss of any present customers would have an adverse effect on our operations.

         We continue to sell most of the currency that we process to a limited number of entities. The contract for cash processing with the Los Angeles Metropolitan Transportation Authority represented $152,376 (100%) of our cash processing reserve for the nine (9) months ended February 28, 2002. We generally do not enter into long-term written agreements with any customers with respect to the processing, acquisition or sale of currency and do not anticipate entering into written contracts for cash purchases or sales with future customers. The loss of present or any future significant customers, for any reason, in the absence of significant additional customers or contracts, could have a material adverse effect on our financial condition and results of operations. We may not be able to lessen our dependence on a limited number of customers for a substantial portion of our revenue.

         We may not successfully compete with our competitors.

         With respect to CoinBank(R) machines, we are aware of one other company, CoinStar that offers self-service coin counting and processing services through the use of coin counting machines. To our knowledge, this competitor focuses its marketing efforts on installing its machines in supermarkets on a free placement basis. This competitor has installed a number of its machines in the Los Angeles area as well as in other areas of the United States, and, in some cases, such installations are near where we have installed or may seek to install and/or sell CoinBank(R) machines. There can be no assurance that potential customers of CoinBank(R) machines will not prefer to utilize this competitor's machines.

Risks Related to Our EMMA Based Technology Businesses

         Our products may not perform reliably in extensive applications.

         As of March 26, 2002, we had test marketed only 4 EMMA-driven ATM-X/POS-X machines and have derived substantially no revenue from this EMMA based business. To date we have not installed a base of EMMA-driven ATM-X/POS-X machines or PrISM systems upon which we can base reliable predictions about the reliability or functionality of those technologies. Although such systems and machines have performed reliably to date at their current installations, upon widespread commercial use they may not satisfactorily perform all of their intended functions or may not prove reliable in extensive utilization. Software and other technologies that are incorporated into our products are complex and may contain errors, which will only become apparent subsequent to widespread commercial use. Remedying such errors could require the expenditure of a substantial amount of money and could also result in significant delays in installing or selling our products, which could have a material adverse effect on us. We anticipate that we will continue to seek to upgrade and enhance both the hardware and software components of our products. Such upgrading and enhancement efforts remain subject to the risks inherent in new product development, including unanticipated technical or other problems, which could result in material delays in product commercialization or significantly increased costs. Further, our EMMA systems may not satisfactorily perform all of its intended functions or will prove not to be reliable in extensive utilization.

         Competing products and services could render our technologies obsolete.

         In addition, our EMMA platform will compete with existing automated teller machines and services offered by financial institutions and other companies that may provide services similar to those offered by EMMA. Competitive technologies may render our products and services obsolete or less marketable.

         If our EMMA Technology does not achieve market acceptance, our business will be harmed.

         In marketing our products and services, we are attempting to change the traditional methods by which people obtain financial services and access the Internet. Accordingly, the demand for these services is subject to a high level of uncertainty. If we do not realize market acceptance of these products, our business will be seriously harmed. The results of the use of EMMA when deployed may not be well received and prior results of use may not be indicative of future market acceptance of our products or services. Commercial establishments and individuals may elect to utilize other methods, which they believe to be less costly or possess other advantages over EMMA. Achieving market acceptance for EMMA will require substantial marketing efforts and the expenditure of a significant amount of funds to inform various targeted customer groups of the perceived benefits and cost advantages of EMMA. To date, we have not generated any revenue from our EMMA based technology.

         Our limited marketing capabilities may hinder our growth.

Since inception, we have conducted only limited marketing activities and currently have limited marketing and technical experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. Accordingly, our marketing efforts may not result in significant initial or continued market acceptance, may not develop a market for our EMMA system and may not succeed in positioning EMMA as a preferred method of processing "advanced function" transactions. Further, our current marketing plans are subject to change as a result of a number of factors, including changes in market conditions and the nature of the marketing requested or provided by prospective users of EMMA.

         The expansion of our EMMA based business is uncertain.

To date, we have generally been dependent on processing coins and currency purchased directly from third parties (other than through CoinBank(R) machines) to generate substantially all of our revenues. We intend to increase our current level of coin processing operations, but with an emphasis on marketing our EMMA based services. Expansion of our operations will be largely dependent upon our ability to successfully market and distribute EMMA-driven transaction processing services; hire and retain skilled technical, marketing and other personnel; establish and maintain satisfactory relationships with banks and retail businesses; and achieve significant market acceptance for the use of advanced function services. We may not be able to successfully implement our business plan and unanticipated expenses, problems or technical difficulties may occur which would result in material delays in its implementation. Our prospects could be adversely affected by a decline in the economic prospects of particular individual or commercial customers or segments of cash-intensive markets, which could result in reduction or deferral of requirements for coin processing services or the use of EMMA services by prospective customers. We may not be able to achieve significant market acceptance of advanced function transactions, achieve significant penetration in new geographic markets or successfully expand our operations.

         Our new business line, Prism(TM) is an outgrowth of the events of September 11, 2001, and the newly recognized need for enhanced security and identification capabilities. These relatively new industries may be considered an emerging market. As such, no one has substantial sales in this market. There can be no assurance that we will be able to capitalize on the opportunities in this market, or that the perceived level of demand for these types of products will be as high as anticipated.

         We may not successfully compete with our competitors.

         We have only recently introduced our Prism(TM) line of business, which is based in part upon our EMMA Technology and is intended to consist of a suite of security products and provide professional services and custom development for specific security requirements. PrISM(TM) products use biometric and risk analysis technologies for critical security applications including physical security and high-risk financial transactions. There are other companies involved in this field of business, including Eyeticket Corporation, Viisage Technologies, Visionics Corporation and Identix, all of who may be more established in the industry and may be better financed. There can be no assurance that we will be able to compete with these companies, or other entrants in the field

         Changing industry trends may adversely effect our operations.

         Alternatives to the use of cash and checks, such as credit cards and wire transfer, debit cards and other forms of electronic currency are increasing. Increasing use of these alternative forms of payment could reduce the frequency of circulation of cash and checks resulting in decreased need for some EMMA applications. The market for alternative forms of money transfer is characterized by frequent introduction of new products and services and is subject to changing consumer preferences and economic trends, which may make certain EMMA applications unattractive, compared to other alternatives.

         We are dependent on third -party manufacturers and on independent contractors, whose nonperformance could harm our business.

         We are substantially dependent on the ability of the independent contractors we hire to provide software engineering for our EMMA technology. Any contractor that we utilize or may utilize may not have sufficient capacity to satisfy our needs during any period of sustained demand. The loss of services of independent contractors could disrupt our business. Furthermore, the EMMA system will access networks, which are owned and operated by third parties. The failure or unavailability of these networks could have a material adverse effect on us. The EMMA system is designed to be distributed through equipment, such as ATMs manufactured and distributed by third parties. Although we believe that a number of sources for this equipment are available, failure or delay by any manufacturer in providing such equipment to location operators could result in interruptions in our ability to deploy EMMA-based transactions and could have a material adverse effect on our operations.

         We are subject to risks relating to our international installations and sales.

         We are seeking to deploy the EMMA system outside of the United States. To the extent that we are able to expand our operations and sales outside of the United States, we will be subject to the risks associated with international operations and sales, including economic and political instability, currency fluctuations, credit risks, shipping delays, customs duties, export quotas, foreign government regulations and other trade restrictions, any of which could have a significant impact on our ability to operate effectively outside of the United States or to deliver EMMA services overseas to customers on a competitive and timely basis.

Risks Related to Government Regulation and Patent and Licensing matters

         Uncertainty of patent and trademark protection.

         Although the Company has received U.S. Patents with respect to its EMMA Platform, there can be no assurance that these patents will afford the Company any meaningful protection. We intend to rely primarily on a combination of trade secrets, technical measures, copyright protection and nondisclosure agreements with its employees to establish and protect the ideas, concepts and documentation of software developed by it and used primarily in its coin processing operations. Such methods may not afford complete protection, and there can be no assurance that third parties will not independently develop such technology or obtain access to the software we have developed. Although we believe that our use of the software we developed and other software used in its operations does not infringe upon the rights of others, our use of the software we developed or such other software may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the software we developed or such other software or refrain from using such software. We may not have the necessary financial resources to defend any infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on us. Moreover, if the software we developed or any other software or hardware used in our business is deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us. We received United States trademark registration for the "CoinBank(R)" name in September 1997. Although we are not aware of any claims of infringement or other challenges to our rights to use this trademark, there can be no assurance that our marks do not or will not infringe upon the proprietary rights of others or that our marks would be upheld if challenged.

Risks Related to Our Management

         The success of our business also requires that we retain other qualified management personnel.

         Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on us.

         We are controlled by our management.

         Mr. Korman and Mr. Miller, and their respective affiliates, beneficially own, in the aggregate, approximately 23% of our outstanding common stock. As a result, they are and will be in a position to act together to effectively control us, elect our directors, cause an increase in the authorized capital or the dissolution, merger or sale of our assets, and generally direct our affairs.

         Our directors and officers have limited personal liability.

         Our Certificate of Incorporation includes provisions to limit, to the full extent permitted by Delaware law, the personal liability of our directors for monetary damages arising from a breach of their fiduciary duties as directors. In addition, our By-Laws require us to indemnify any of our directors, officers, employees or agents to the full extent permitted by Delaware law. As a result of such provisions in our Certificate of Incorporation and the By-Laws, stockholders may be unable to recover damages against our directors and officers for actions taken by them which constitute negligence, gross negligence or a violation of their fiduciary duties. This may reduce the likelihood of stockholders instituting derivative litigation against directors and officers and may discourage or deter stockholders from suing our directors, officers, employees and agents for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

Risks related to Our Securities

         The future sale of our currently outstanding restricted stock may depress our stock price.

         As of June 14, 2002, we had 6,019,133 shares of common stock outstanding, of which approximately 2,335,012 shares of common stock are freely tradeable without restriction or further registration under the Securities Act of 1933, as amended. All of the remaining 3,684,121 shares of common stock outstanding are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act. The sale of these shares of common stock may have a depressive effect on the market prices prevailing from time to time. This could impair our ability to raise capital through the sale of its equity securities.

         The American Stock Exchange may delist our securities.

         Our common stock is listed on American Stock Exchange. The American Stock Exchange granted us an exemption from its original listing requirements in order for our common stock to be listed for trading. AMEX also reserves the right to delist an entity at anytime in its discretion. Among other criteria when determining whether or not to delist a security, AMEX will consider the entity's financial condition and operating results, the public distribution of securities and other non-quantitative criteria. Our failure to meet these maintenance criteria in the future may result in the delisting of our common stock from AMEX, and trading, if any, in our securities would thereafter be conducted in the non-Nasdaq over-the-counter market. In addition, we are aware that we are not in accordance with AMEX rules regarding the holding of annual shareholder meetings. Further we have issued, in various private placements, securities which AMEX may determine violated rules which require shareholder approval for the issuance of securities which may result in a number of shares equal to 20% or more of a company's outstanding securities. These rule violations, and possible others, may result in delisting As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         If our common stock is delisted from the American Stock Exchange, we will be subject to the risks relating to penny stocks.

         If our common stock were to be delisted from trading on the AMEX and the trading price of the common stock were to fall below $5.00 per share on the date the common stock was delisted, trading in such securities would also be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell our securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

         The price of our common stock has been, and may continue to be, volatile.

The market price of our common stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. Since January 1, 2000, the sale price for our common stock, as reported by the American Stock Exchange and the Nasdaq Small cap Market has fluctuated from a low of $ 0.50 to a high of $ 24.00. The market price of our common stock could be impacted by a variety of factors, including:

     . announcements of technological innovations or new commercial products by us or our competitors,

     . changes in government regulation and policies which may be undertaken with respect to security issues related to terrorism, privacy and other matters,

     . developments in the patents or other proprietary rights owned or licensed by us or our competitors,

     . matters related to our financial condition, including our ability to obtain necessary capital

     .   litigation, and

     .   general market conditions in our industry.

         In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our common stock.

         We have the discretion to issue additional shares of preferred stock with rights and preferences superior to those granted to holders of our common stock.

         Our Certificate of Incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock, from time to time, in one or more series. Our board of directors is authorized, without further approval of the stockholders, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each new series of preferred stock. The issuance of such stock could adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our common stock. As of May 1, 2002, we have authorized the issuance of 119,000 shares of Series A Preferred Stock, 400,000 shares of Series B Preferred Stock, 480,769 shares of Series C Preferred Stock, 25 shares of Series D Preferred Stock, 72 shares of Series E Preferred Stock and 5 shares of Series F Preferred Stock.

                            SELLING SECURITY HOLDERS

                                             Shares                                             Percentage of
                                             Beneficially                         Shares        Shares
                                             Owned Prior to                       Owned After   Owned After
Name and Address of                          Offering            Shares Offered   Offering      Offering
Security Holder                              (1)(2)

Ali Kazim Baygan (3)                                 0               75,000          75,000            0

--------------------------
*Less than one (1%) percent.

1. Includes all shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each individual has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned).

2.       See "Plan of Distribution."

3. Mr. Baygan received these shares in connection with, and as payment for, his services as a consultant to the Company. Mr. Baygan assists the Company in development of its EMMA technology.

                            DESCRIPTION OF SECURITIES

Our Common Stock is registered under Section 12 of the Securities and Exchange Act of 1934, as amended.

Capital Stock

General

         We are authorized to issue 75,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this Prospectus, there are 6,019,133 shares of common stock outstanding; 65,625 shares of Series A Preferred Stock; 200,000 shares of Series B Preferred Stock; 480,769 shares of Series C Preferred Stock and 72 shares of Series E Preferred Stock issued and outstanding. We also have an aggregate of 3,840,089 shares reserved for issuance under outstanding warrants and options and 353,894 shares reserved for conversion of $3,362,000 principal amount of convertible notes.

Common Stock

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any preferred stock outstanding at the time, are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. In the event of liquidation or dissolution, the holders of common stock are entitled to receive all assets available for distribution to the stockholders, subject to any preferential rights of any preferred stock then outstanding. The holders of common stock have no cumulative voting, preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby upon issuance and sale will be, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the right of the holders of any shares of preferred stock now outstanding or which we may designate in the future.

Preferred Stock

         Our board of directors is authorized to issue shares of preferred stock from time to time in one or more series. The board of directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, prevent or substantially delay a change of control, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.


                              PLAN OF DISTRIBUTION

         The common stock covered by this prospectus, including the shares underlying the warrants which be issued by Cash Technologies upon the exercise by the holders of the warrants, may be offered and sold from time to time by the selling stockholders, including in one or more of the following transactions:

         - on the over the counter market;

         - in transactions other than on the over the counter market;

         - in connection with short sales;

         -  by pledge to secure debts and other obligations;

         - in connection with the writing of options, in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

         - in a combination of any of the above transactions; or

         - pursuant to Rule 144 under the Securities Act, assuming the availability of an examination from registration.

         The selling security holder may sell their shares at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, or at fixed prices.

         Broker-dealers that are used to sell shares will either receive discounts or commissions from the selling share holders, or will receive commissions from the purchasers for whom they acted as agents.

         The selling security holder and intermediaries through whom shares are sold may be deemed underwriters within the meaning of the Securities Act with respect to the shares offered.

         There can be no assurance that the selling security holder will sell all or any of the common stock.

         We have agreed to keep this prospectus effective for a period expiring on the earlier of the date on which all of the selling security holder' shares have been sold or the date on which all such shares are eligible for sale pursuant to Rule 144 under the Securities Act.

         The selling shareholders and us have agreed to customary indemnification obligations with respect to the sale of common stock by use of this prospectus.

                             REPORTS TO SHAREHOLDERS

         Our company distributes annual reports to its stockholders, including financial statements examined and reported on by independent public accountants, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of our company's operations.

                                  LEGAL MATTERS

         The legality of the offering of the shares will be passed upon for us by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York l00l7.

                                    EXPERTS

         The financial statements incorporated by reference in this Prospectus for the fiscal year ended May 31, 2000 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contained an explanatory paragraph regarding the Company's ability to continue as a going concern). incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements incorporated by reference in this Prospectus for the fiscal year ended May 31, 2001 have been audited by Vasquez & Company, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contained an explanatory paragraph regarding the Company's ability to continue as a going concern). incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         We have filed a Registration Statement under the Act with the Securities and Exchange Commission, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our company and such securities, reference is made to the registration statement and to the exhibits and schedules filed therewith. Each statement made in this prospectus referring to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The registration statement, including exhibits thereto, may be inspected without charge to anyone at the office of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the Commission's charge for copying.

PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, heretofore filed by Cash Technologies with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

   1. Our Annual Report on Form 10-K, as amended, for the fiscal year ended May 31, 2001.

   2. A description of our common stock contained in our registration statement on Form 8-A filed July 2, 1998.

   3. Our Form 10-QSB for the quarter ended August 31, 2001.

   4. Our Form 10-QSB for the quarter ended November 30, 2001.

   5. Our Form 10-QSB for the quarter ended February 28, 2002.

      All documents that we file subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all Shares offered hereby have been sold or which deregisters all Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement and Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus forms a part.

Item 4. Description of Securities

      Not Applicable.


Item 5. Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

     The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

     Our By-Laws provide for indemnification of our officers and directors to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of us, providing such officer's or director's acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

     In accordance with Delaware law, our Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director's fiduciary duty of loyalty to the us or to our stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither the Company nor our stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

     Insofar as indemnification for liabilities arising under the Securities
Act may be
permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.


Item 7. Exemption from Registration Claimed

        The shares being offered by the selling shareholder were issued by the Company pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company issued the shares to the selling shareholder in connection with payment for consulting services rendered to the Company. There was no general solicitation regarding issuance of the shares.


Item 8. Exhibits

        The following exhibits are filed herewith unless otherwise noted.

Exhibit

No. Description
---------------

4.1 Form of the Company's Common Stock Certificate [Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-6436)]

5.      Opinion of Goldstein & DiGioia, LLP re legality of shares offered.

23.1    Consent of Vasquez & Company, LLP

23.2    Consent of BDO Siedman, LLP

23.3    Consent of Goldstein & DiGioia, LLP, contained in Exhibit 5.


Item 9. Undertakings

        We hereby undertake:

        A.(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) For purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 18th day of June, 2002.

CASH TECHNOLOGIES, INC.


By:
Bruce Korman
President, Chief Executive Officer and Chairman

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below substitutes and appoints Bruce Korman as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature Capacity Date
-----------------------

                                     President, Chief Executive Officer      June 18, 2002
/s/ Bruce Korman
-------------------------------------
Bruce Korman Officer and Chairman

                                     Director                                June 18, 2002
/s/ Richard Miller
-------------------------------------
Richard Miller

                                     Director

-------------------------------------
Robert Fagenson

                                     Director                                June 18, 2002
/s/ Kevin Walls
-------------------------------------
Kevin Walls

                                     Chief Financial Officer                 June 18, 2002
/s/ Edmund King
-------------------------------------
Edmund King, Secretary and Principal
Accounting Officer

                                     Director
-------------------------------------
David Grano